UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016 (December 8, 2016)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices)  (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

_____________________________________________________

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, Itai Haboucha submitted his resignation from his position as a director on our Board of Directors (the “Board”), effective as of December 2, 2016. On December 12, 2016, the Board approved the appointment of David A. Doctor to the Board to fill the vacancy created by the resignation of Mr. Haboucha.

There are no arrangements or understandings between Mr. Doctor and any other persons pursuant to which Mr. Doctor was selected as a director, and there have been no transactions since the beginning of our last fiscal year, or transactions that are currently proposed, regarding Mr. Doctor that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. As of the date of this report, the Board is still determining to which committee of the Board, if any, Mr. Doctor will be named.

Item 7.01

Regulation FD Disclosure.

On December 8, 2016, Blue Sphere Brabant B.V., a wholly owned subsidiary of the Company in the Netherlands, won a grant (the “Grant”) to sell renewable gas on a per MWg basis to Rijksdienst voor Ondernemend Nederland (“RVO”) under the Renewable Energy Production Incentive Scheme. The Grant provides for the sale of up to 234,466.589 MWh per year, for a maximum total value of the Grant equal to €151.934.350,00 paid over twelve (12) years, from the date the facility begins production. The Grant relates to the Company’s new construction waste-to-energy Anaerobic Digester 10.0 MW Plant in Sterksel, Netherlands, which is currently in the development stage.

The Grant is conditioned upon the following: (1) the construction must be assigned to a supplier (EPC) within one (1) year, with RVO receiving a copy of the assignment; (2) the facility must begin production within four (4) years; (3) notice of any material changes (i.e., in location, receiver, power, required dates, etc.) must be given to RVO; and (4) RVO is entitled to receive an annual progress report of the realization of the facility.

The foregoing description of the Grant do not purport to be complete and is qualified in its entirety by reference to the full text of the Grant filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference. The Grant filed as Exhibit 99.1 hereto has been translated into English from Dutch, by an independent translator.

On December 13, 2016, the Company issued a press release titled “BLUE SPHERE WINS GRANT: Blue Sphere Receives €151,934,350 SDE Grant for its Biogas Project in the Brabant Province of the Netherlands”. A copy of the press release, which is incorporated herein by reference, is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

99.1	Acceptance Letter of Grant Application from Rijksdienst voor Ondernemend Nederland, dated December 8, 2016 (as translated from Dutch to English).

99.2	Press Release titled “BLUE SPHERE WINS GRANT: Blue Sphere Receives €151,934,350 SDE Grant for its Biogas Project in the Brabant Province of the Netherlands”, dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated:	December 13, 2016	By:	/s/ Shlomi Palas
		Name:	Shlomi Palas
		Title:	President and Chief Executive Officer